Exhibit 99.1

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES PURCHASED BY
EPL OIL & GAS, INC. FROM ENERGY XXI GOM, LLC
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012
AND THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013

CONTENTS

Page
Independent Auditor’s Report	2
Statements of Revenues and Direct Operating Expenses	3
Notes to Statements of Revenues and Direct Operating Expenses	4

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders of EPL Oil & Gas, Inc.:

We have audited the accompanying statements of revenues and direct operating expenses of the oil and gas properties purchased by EPL Oil & Gas, Inc., from Energy XXI GOM, LLC (“GOM”), both, indirect wholly-owned subsidiaries of Energy XXI (Bermuda) Limited (the “Company”) for the years ended December 31, 2013 and 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in EPL Oil & Gas, Inc.’s Form 8-K and is not intended to be a complete financial presentation of the properties described above.

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the oil and gas properties purchased by EPL Oil & Gas, Inc. from Energy XXI GOM, LLC for the years ended December 31, 2013 and 2012 in conformity with accounting principles generally accepted in the United States.

/s/ UHY LLP

Houston, Texas

September 2, 2014

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STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES PURCHASED BY
EPL OIL & GAS, INC. FROM ENERGY XXI GOM, LLC

(In thousands)

	Three Months Ended March 31,		Years Ended December 31,
	2014	2013	2013	2012
	(Unaudited)
REVENUES	$16,272	$18,591	$73,555	$55,948
DIRECT OPERATING EXPENSES	2,981	2,570	10,976	8,239
EXCESS OF REVENUES OVER DIRECT OPERATING EXPENSES	$13,291	$16,021	$62,579	$47,709

See accompanying Notes to Statements of Revenues and Direct Operating Expenses

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NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES PURCHASED BY
EPL OIL & GAS, INC. FROM ENERGY XXI GOM, LLC

NOTE 1 — BASIS OF PRESENTATION

On June 3, 2014, EPL Oil & Gas, Inc. (“EPL” or the “Company”) purchased certain shallow-water Gulf of Mexico shelf oil and natural gas interests in our South Pass 49 field located in the Gulf of Mexico (the “Properties”) from Energy XXI GOM, LLC (“EXXI”) for approximately $230 million in cash, subject to customary closing adjustments to reflect an economic effective date of June 1, 2014. This transaction closed immediately after the acquisition of the Company by Energy XXI (Bermuda) Limited on June 3, 2014 whereupon the Company became its indirect, wholly-owned subsidiary. EXXI is also a wholly-owned subsidiary of Energy XXI (Bermuda) Limited. The accompanying statements of revenues and direct operating expenses relate to the operations of the Properties.

The statements of revenues and direct operating expenses associated with the Properties were derived from the EXXI accounting records. During the periods presented, the Properties were not accounted for or operated as a consolidated entity or as a separate division by EXXI. Revenues and direct operating expenses for the Properties included in the accompanying statements represent the net collective working and revenue interests acquired by the Company on the accrual basis of accounting. The revenues and direct operating expenses presented herein relate only to the interests in the producing oil and natural gas properties which were acquired and do not represent all of the oil and natural gas operations of EXXI, other owners, or other third party working interest owners. Direct operating expenses include lease operating expenses. Direct operating expenses exclude general and administrative expenses, depreciation, depletion and amortization (“DD&A”) of oil and gas properties and federal and state income taxes because the allocation of these expenses would be arbitrary and may not be indicative of what such costs would have been had the Properties been operated as a stand-alone entity. Full separate financial statements prepared in accordance with accounting principles generally accepted in the United States of America do not exist for the Properties and are not practicable to prepare in these circumstances. The statements of revenues and direct operating expenses presented are not indicative of the results of operations of the Properties on a go-forward basis due to changes in the business and the omission of various operating expenses.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates:   The preparation of the statements of revenues and direct operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Although these estimates are based on management’s best available knowledge of current and future events, actual results could be different from those estimates.

Revenue Recognition:   Revenues are recognized for oil and natural gas sales under the entitlement method of accounting. Revenues are recognized when title for oil and natural gas passes and is based on our net interest and the contracted sales price.

NOTE 3 — SUPPLEMENTARY OIL AND GAS INFORMATION — (UNAUDITED)

Estimated Net Quantities of Oil and Natural Gas Reserves

The following estimates of the net proved oil and natural gas reserves of the Properties are based on evaluations prepared by EXXI reservoir engineers. Reserves volumes and values were determined under the method prescribed by the SEC, with the exception of the exclusion of future income taxes. This method requires application of prices for natural gas and oil calculated as the average of the first-day-of-the-month prices for the preceding twelve month period and current costs held constant throughout the projected reserve life.

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 NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES PURCHASED BY
EPL OIL & GAS, INC. FROM ENERGY XXI GOM, LLC

NOTE 3 — SUPPLEMENTARY OIL AND GAS INFORMATION — (UNAUDITED)  – (continued)

Reserve estimates are inherently imprecise and estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, reserve estimates are expected to change as additional performance data become available.

Estimated quantities of net proved oil and gas reserves and changes therein for the Properties were as follows:

	Crude Oil	Natural Ga	Total
	(MBbls)	s (MMcf)	(MBOE)
Proved reserves at December 31, 2011	4,953	19,474	8,199
Production	(529)	(1,099)	(712)
Extensions and discoveries	56	641	162
Revisions of previous estimates	2,571	4,568	3,332
Proved reserves at December 31, 2012	7,051	23,584	10,981
Production	(685)	(3,884)	(1,332)
Extensions and discoveries	56	677	168
Revisions of previous estimates	2,271	(2,167)	1,911
Proved reserves at December 31, 2013	8,693	18,210	11,728

Proved developed reserves:
December 31, 2011	2,711	13,362	4,938
December 31, 2012	3,849	17,273	6,728
December 31, 2013	6,419	13,563	8,680

Proved undeveloped reserves:
December 31, 2011	2,242	6,112	3,261
December 31, 2012	3,202	6,311	4,253
December 31, 2013	2,274	4,647	3,048

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NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES PURCHASED BY
EPL OIL & GAS, INC. FROM ENERGY GOM, LLC

NOTE 3 — SUPPLEMENTARY OIL AND GAS INFORMATION — (UNAUDITED)  – (continued)

Standardized Measure of Discounted Future Net Cash Flows

A summary of the standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves is shown below. The standardized measure of discounted future net cash flows is computed using the method prescribed by the SEC which requires application of prices for oil and natural gas calculated as the average of the first-day-of-the-month prices for the preceding twelve month period and current costs held constant throughout the projected reserve life.

As described in Note 1, these Statements of Revenue and Direct Operating Expenses do not include income tax expense or balance sheet information, therefore income tax is omitted from the standardized measure of discounted future net cash flows calculation.

The standardized measure of discounted future net cash flows related to proved oil and natural gas reserves is as follows (in thousands):

	December 31,
	2013	2012
Future cash inflows	$945,038	$749,381
Less related future:
Production costs	189,403	169,186
Development costs	54,174	75,880
Future net cash flows	701,461	504,315
Ten percent annual discount for estimated timing of cash flows	318,188	210,168
Standardized measure of discounted future net cash flows	$383,273	$294,147

Changes in the Standardized Measure of Discounted Future Net Cash Flows

A summary of the changes in the standardized measure of discounted future net cash flows applicable to proved oil and natural gas reserves follows (in thousands):

	Years Ended December 31,
	2013	2012
Beginning of period	$294,147	$288,966
Revisions of previous estimates
Changes in prices and costs	63,915	(19,048)
Changes in quantities	73,637	95,566
Additions to proved reserves resulting from extensions, discoveries and improved recovery, less related costs	5,914	4,992
Accretion of discount	29,415	28,897
Sales, net of production costs	(62,579)	(47,709)
Changes in rate of production and other	(21,176)	(57,517)
Net change	89,126	5,181
End of period	$383,273	$294,147

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